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                                                                     EXHIBIT 4.3

                                                                   April 9, 2001

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of April 9, 2001, by and among Somanetics Corporation, a Michigan corporation
("Somanetics"), and the persons signing the signature page of this Agreement who have entered into Subscription Agreements, dated April 2001, to purchase Somanetics' common shares (the "Shareholders").

                                    RECITALS

         A. Pursuant to Subscription Agreements, dated April 2001 (the "Subscription Agreements"), the Shareholders have purchased Somanetics Corporation common shares, par value $0.01 per share ("Common Shares").

         B. To facilitate resales of Common Shares the Shareholders purchased pursuant to the Subscription Agreements (the "Shares") and pursuant to the requirements of the Subscription Agreements, Somanetics has agreed to provide the Shareholders with the registration rights described in this Agreement with respect to the Shares.

         THEREFORE, in consideration of the promises and the mutual covenants and agreements contained in the Subscription Agreements and other good and valuable consideration, receipt of which the parties acknowledge, the parties agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

              Person. An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

              Prospectus. The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, including post-effective amendments and all material incorporated by reference in the prospectus.

              Registration Statement. Any registration statement of Somanetics which covers any of the Registrable Securities (as defined in Section
         2) pursuant to the provisions of this Agreement, including the registration statement and amendments and post-effective amendments thereto, the Prospectus and supplements thereto, all exhibits and all material incorporated by reference in the registration statement.

              SEC. The Securities and Exchange Commission.

              Securities Act. The Securities Act of 1933, as amended.

         2. Securities Subject to this Agreement. The securities entitled to the benefit of this Agreement (the "Registrable Securities") are all the Shares; provided, however, that a Share shall be a Registrable Security only for so long as the Share continues to be a Restricted Security. For




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purposes of this Agreement, each Share shall be a Restricted Security at the date of this Agreement. A Share shall cease to be a Restricted Security when (1) Somanetics has effectively registered the Share under the Securities Act and the Shareholder who owns the Share, has disposed of the Share in accordance with the Registration Statement covering the Share, (2) the Shareholder who owns the Share, shall be eligible to sell the Share to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, regardless of whether volume or manner of sale restrictions shall apply to any such sale, or (3) the Shareholder has otherwise transferred the Share (except as otherwise provided in Section 7(h)).

         3. Registration of Registrable Securities. On or before the tenth business day after the date Somanetics issues Common Shares to any Shareholder pursuant to a Subscription Agreement, Somanetics will use its best efforts to cause a Registration Statement to be mailed for filing covering the number of Registrable Securities owned by the Shareholders. Somanetics shall also use its commercially reasonable efforts to cause such Registration Statement to become effective within 45 days after such filing and remain effective until one year after the last date such Common Shares are issued to such Shareholders pursuant to the Subscription Agreements.

         4.   Registration Procedures. Somanetics shall:

              (a) furnish to the participating Shareholders and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including those incorporated by reference);

              (b) deliver to the participating Shareholders and any underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as they may reasonably request, but only while Somanetics is required to cause the Registration Statement to remain effective;

              (c) prior to any public offering of Registrable Securities, register or qualify or cooperate with the participating Shareholders, underwriters, if any, and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities laws of the various states (the "Blue Sky Laws") and do any and all other acts or things reasonably necessary or advisable to effect the registration or qualification of the Registrable Securities covered by the Registration Statement in the various states; provided, however, that in no event shall Somanetics be obligated to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to taxation or service of process in suits other than those arising out of the offer or sale of the securities covered by such Registration Statement in any jurisdictions where it is not now so subject;

              (d) cooperate with the participating Shareholders and managing underwriter, if any, to prepare and deliver timely certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and issue the Registrable Securities in the denominations and register them in the names as the managing underwriters, if any, may


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         request at least two (2) business days prior to any sale of Registrable
         Securities to the underwriters;

              (e) use its best efforts to cause a Notification Form for Listing of Additional Shares to be filed with The Nasdaq Stock Market with respect to the Registrable Securities being registered or to cause similar required forms to be filed with the market on which similar securities issued by Somanetics are then listed or traded;

              (f) make available to the participating Shareholders, any underwriter, and any attorney or accountant retained by the participating Shareholders or any underwriter, for inspection all financial and other records, pertinent corporate documents and properties of Somanetics, and cause Somanetics's officers, directors and employees to supply all information that the participating Shareholders, the Shareholders' representatives, underwriters, attorneys or accountants may reasonably request in connection with the registration; provided, that such Persons shall keep confidential any records, information or documents that Somanetics designates as confidential unless a court or administrative agency requires the disclosure of the records, information or documents;

              Somanetics may require the participating Shareholders to furnish to Somanetics information regarding the participating Shareholders and the distribution of the Registrable Securities as Somanetics may from time to time reasonably request in writing.

              The Shareholders agree that, upon receipt of any notice from Somanetics of the happening of any of the following: (1) the SEC's issuance of any stop order denying or suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (2) Somanetics's receipt of any stop order denying registration or suspending the qualification of the Registrable Securities for sale or the initiation or threatening of any proceeding for such purpose, or (3) the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated by reference therein untrue or which requires any change in the Registration Statement, the Prospectus or any document incorporated by reference therein to make the statements not include an untrue statement of material fact or not omit any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Shareholders shall discontinue the disposition of Registrable Securities until the participating Shareholders receive a supplemented or amended Prospectus from Somanetics or until Somanetics advises the participating Shareholders in writing that the participating Shareholders may resume the use of the Prospectus, and have received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If Somanetics so directs, the Shareholders will deliver to Somanetics all copies, other than permanent file copies then in the Shareholders' possession, of the Prospectus covering the Registrable Securities at the time the Shareholders received the notice.

         5. Registration Expenses. Regardless of when the Registration Statement becomes effective, Somanetics shall bear all costs and expenses incident to Somanetics's performance of, or compliance with, this Agreement, including without limitation all registration and filing fees, fees



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with respect to filings required to be made with the National Association of
Securities Dealers, Inc., fees and expenses of compliance with the Blue Sky Laws, printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for Somanetics, all independent certified public accountants of Somanetics (including the expenses of any special audit and "cold comfort" letters required by, or incident to, such performance), any underwriter (excluding discounts, commissions or fees of any underwriter (the "Selling Expenses")), selling brokers, dealer managers or similar securities industry professionals (excluding Selling Expenses), and fees and expenses of other Persons retained by Somanetics relating to the distribution of the Registrable Securities (all such expenses being called "Registration Expenses"). The participating Shareholders shall in all cases bear the Selling Expenses incident to the registration of the participating Shareholders' Registrable Securities and any fees of any attorney or accountant retained by any of the Shareholders.

         6.   Indemnification.


              (a) Indemnification by Somanetics. Somanetics agrees to indemnify and hold harmless, to the full extent permitted by law, the Shareholders against all losses, claims, damages, liabilities and expenses, joint or several, to which the Shareholders may become subject under federal or state securities laws or otherwise which arise out of, or are caused by, Somanetics's violation of any federal or state securities laws, including, but not limited to, any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or in any application or other request that Somanetics files, including any application or request filed under the Blue Sky Laws, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon an untrue or alleged untrue statement or omission or alleged omission so made which is contained in information furnished to Somanetics by any of the Shareholders expressly for use therein or by any Shareholder's failure to deliver a copy of the Registration Statement or Prospectus after Somanetics has furnished the participating Shareholders with a copy of the same. Somanetics will reimburse the Shareholders for any legal or other expense the Shareholders reasonably incur in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. Somanetics will also indemnify the underwriter, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Shareholders, if requested.

              (b) Indemnification by the Shareholders. In connection with any Registration Statement in which any Shareholder's Registrable Securities are registered and sold, the participating Shareholders shall furnish to Somanetics the information and affidavits as Somanetics reasonably requests for use in connection with any Registration Statement or Prospectus and agree, jointly and severally, to indemnify and hold harmless, to the full extent permitted by law, Somanetics, its officers directors and each Person who controls Somanetics (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material


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         fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement, Prospectus, preliminary Prospectus or any application filed under the Blue Sky Laws or necessary to make the statements therein not misleading, to the extent, but only to the extent, that the untrue statement or omission is contained in any information or affidavit so furnished by the Shareholder to Somanetics specifically for inclusion in the Registration Statement, Prospectus or application filed under the Blue Sky Laws. Somanetics shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar., securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished by the Persons specifically for inclusion in any Prospectus or Registration Statement.

              (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (1) promptly notify the indemnifying party of any claim with respect to which it seeks indemnification and
         (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of the claim, but the fees and expenses of the counsel shall be at the expense of the Person unless (A) the indemnifying party has agreed to pay the fees or expenses, (B) the indemnifying party shall have failed to assume the defense of the claim and employ counsel reasonably satisfactory to the Person, or (C) in the reasonable judgment of the Person, based upon advice of its counsel, a conflict of interest may exist between the Person and the indemnifying party with respect to the claims (in which case, if the Person notifies the indemnifying party in writing that the Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of the claim on behalf of the Person). The indemnifying party will not be subject to any liability for any settlement made without its consent. The indemnifying party, however, may not unreasonably withhold its consent. No indemnifying party will be required to consent to the entry of any judgment or to enter into any settlement which does not include as an unconditional term the claimant's or plaintiff's release of the indemnified party from all liability in respect to the claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

              (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage liability or expense in the proportion as is appropriate to reflect (1) the relative benefits received by the indemnified party and the indemnifying party, (2) the relative fault of the indemnified party and the indemnifying party, and
         (3) any other relevant equitable considerations.


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              (e)  The indemnities provided in this Section 6 shall survive the
         Shareholders' transfer of any Registrable Securities.

         7.   Miscellaneous.

              (a) Other Agreements. The Shareholders acknowledge that Somanetics has granted registration rights to others and the rights granted in this Agreement are subject to those rights already granted.

              (b) Amendments and Waivers. No amendment, modification, supplement or waiver of any provision of this Agreement is binding on any party unless the party consents in writing thereto.

              (c) Notices. Any notice or other communication required or which may be given under this Agreement shall be in writing and either delivered personally to the addressee, telegraphed, telecopied or telexed to the addressee, sent by overnight courier to the addressee or mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telecopied or telexed to the addressee, or, if sent by overnight courier, on the day delivery is guaranteed by such courier, or, if mailed, three business days after the date of mailing, as follows:

                   (i) to the Shareholders, at the most current address given by the Shareholders to Somanetics pursuant to the Subscription Agreements or otherwise.

                   (ii) To Somanetics at:

                        Somanetics Corporation
                        1653 East Maple Road
                        Troy, Michigan  48083-4208
                        Attention:  Chief Executive Officer

         Any of the foregoing may change its address for notices by notice to the other parties.

              (d) Governing Law and Forum. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of, or relating to, this Agreement (regardless of the laws that might otherwise govern under applicable Michigan principles of conflicts of law). The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Oakland shall have exclusive jurisdiction over any case or controversy arising out of, or relating to, this Agreement and that all litigation arising out of, or relating to, this Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or in the Oakland County (Michigan) Circuit Court. Each of the parties consents to be subject to personal jurisdiction of the courts of Michigan, including the federal courts in Michigan.


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              (e)  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (f) Interpretation. The Section headings contained in this Agreement are for the purposes of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

              (g) Severability. If any provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity shall have no effect on the other provisions of this Agreement, and all other provisions of this Agreement shall remain valid, operative and enforceable.

              (h) Assignment. The rights granted to the Shareholders pursuant to this Agreement shall not be assignable without the written consent of Somanetics.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                               SOMANETICS CORPORATION

                               By:  /s/ Bruce J. Barrett
                                    --------------------------------------------


                                        Its:  President and CEO
                                              ----------------------------------



/s/ Silas R. Anthony Jr.
-------------------------------


Pequod Investments LP
-------------------------------
/s/ Jonathan Gallen
-------------------------------
Its:  General Partner
-------------------------------


Pequod International, Ltd.
-------------------------------
/s/ Jonathan Gallen
-------------------------------
Its:  Director


/s/ John S. Lemak
-------------------------------


AJ Investors
-------------------------------
/s/ Adam Katz
-------------------------------
Its:  General Partner
-------------------------------


/s/ Robert R. Henry
-------------------------------


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/s/ Michael A. Nicolais
-------------------------------


PNG Enterprise Foundation
-------------------------------
/s/ Paul Geyer
-------------------------------
Its:  Principal
-------------------------------


Geyer Engineering Ltd.
-------------------------------
/s/ Paul Geyer
-------------------------------
Its:  President
-------------------------------


/s/ Norman C. Fields
-------------------------------


/s/ Robin Fields
-------------------------------


/s/ Suzan Ehrman
-------------------------------


/s/ Harrison H. Augur
-------------------------------


/s/ Barry Fingerhut
-------------------------------


Tradewind Fund I LP
-------------------------------
/s/ Elliot Sloyer
-------------------------------
Its: Managing Director
-------------------------------


/s/ Elliot Sloyer
-------------------------------


/s/ Joseph P. von Meister
-------------------------------


Trust U/A Dtd. 12/23/76
-------------------------------
/s/ John P. de Neufville
-------------------------------
Its:  Trustee
-------------------------------


DN&C Capital
-------------------------------
/s/ John P. de Neufville
-------------------------------
Its:  General Partner
-------------------------------


Talmor Capital Management, LLC
-------------------------------
/s/ Edmund H. Melhado
-------------------------------
Its:  President
-------------------------------

Brean Murray & Co., Inc. Profit Sharing Trust
---------------------------------------------
/s/ A. Brean Murray
-------------------------------
Its:  Chairman, CEO, and President
----------------------------------



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